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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dean Foods Company (formerly, Suiza Foods Corporation) of our report dated June 26, 2001, relating to the consolidated financial statements of Dean Holding Company (formerly Dean Foods Company) which appears in the Dean Holding Company Annual Report on Form 10-K for the year ended May 27, 2001, which is incorporated in the Current Report on Form 8-K of Dean Foods Company dated March 6, 2002, which is incorporated by reference in this Registration Statement on Form S-8.


/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 12, 2003